Exhibit 99.1

IBM REPORTS 2016 SECOND-QUARTER EARNINGS

Continued Strong Growth in Strategic Imperatives Led by IBM Cloud

Highlights

•            Diluted EPS: GAAP of $2.61; Operating (non-GAAP) of $2.95

•            Revenue from continuing operations of $20.2 billion

•            Strategic imperatives revenue of $30.7 billion over the last 12 months represents 38 percent of IBM revenue

-  Strategic imperatives revenue of $8.3 billion in the quarter, up 12 percent year to year

•            Cloud revenue of $11.6 billion over the last 12 months

-  Cloud as-a-service annual run rate of $6.7 billion in the quarter, up 50 percent year to year

ARMONK, N.Y., July 18, 2016 . . . IBM (NYSE: IBM) today announced second-quarter 2016 earnings results.

“IBM continues to establish itself as the leading cognitive solutions and cloud platform company.  In doing so, IBM is pioneering new business opportunities beyond the traditional IT marketplace,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “In the second quarter we delivered double-digit revenue growth in our strategic imperatives, driven by innovations in areas such as analytics, security, cloud video services and Watson Health, all powered by the IBM Cloud and differentiated by industry.  And we continue to invest for growth with recent breakthroughs in quantum computing, Internet of Things and Blockchain solutions for the IBM Cloud.”

	SECOND-QUARTER 2016
			Gross Profit
	Diluted EPS	Net Income	Margin

GAAP from Continuing Operations	$2.61	$2.5B	47.9%
Year/Year	-27%	-29%	-2.0Pts

Operating (Non-GAAP)	$2.95	$2.8B	49.0%
Year/Year	-23%	-25%	-1.9Pts

		Strategic
REVENUE	Total IBM	Imperatives	Cloud

As reported (US$)	$20.2B	$8.3B	$3.4B
Year/Year	-3%	12%	30%

“In the first half of 2016, we grew our R&D investment, closed 11 acquisitions for more than $5 billion and invested nearly $2 billion in capital expenditures, while returning more than $4 billion to shareholders through dividends and gross share repurchases,” said Martin Schroeter, IBM senior vice president and chief financial officer. “These investments are key in helping us build new markets and maintain our leadership in enterprise IT.”

Strategic Imperatives

Second-quarter revenues from the company’s strategic imperatives — cloud, analytics and engagement — increased 12 percent year to year.  Cloud revenues (public, private and hybrid) for the quarter increased 30 percent.  Cloud revenue over the trailing 12 months was $11.6 billion.  The annual run rate for cloud as-a-service revenue — a subset of total cloud revenue — increased to $6.7 billion from $4.5 billion in the second quarter of 2015.  Revenues from analytics increased 5 percent (up 4 percent adjusting for currency).  Revenues from mobile increased 43 percent and from security increased 18 percent.

Full-Year 2016 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.50.  This excludes $1.27 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  As a result, GAAP diluted earnings per share are now expected to be at least $12.23.

There is no change to IBM’s previously provided free cash flow guidance.

Cash Flow and Balance Sheet

The company generated net cash from operating activities of $3.4 billion; or $3.1 billion excluding Global Financing receivables. IBM’s free cash flow was $2.1 billion in the second quarter.  IBM returned $1.3 billion in dividends and $0.8 billion of gross share repurchases to shareholders.  At the end of June 2016, IBM had $3.9 billion remaining in the current share repurchase authorization.

IBM ended the second-quarter 2016 with $10.6 billion of cash on hand.  Debt, including Global Financing debt of $26.5 billion, totaled $44.5 billion.  Core (non-global financing) debt totaled $18.0 billion.  The balance sheet remains strong and is well positioned to support the business over the long term.

Segment Results

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.7 billion, up 3.5 percent (up 3.8 percent adjusting for currency).  Cloud revenue within the segment grew 54 percent.  Solutions software revenue grew, led by Analytics (including Watson) and Security.

•                  Global Business Services (includes consulting, global process services, application management) — revenues of $4.3 billion, down 2.0 percent (down 2.5 percent adjusting for currency).  Strategic imperatives revenue within the segment was up 14 percent (up 13 percent adjusting for currency).

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services, integration software) — revenues of $8.9 billion, down 0.5 percent (flat adjusting for currency).  Growth of 35 percent in strategic imperatives revenue within the segment was driven by strong hybrid cloud infrastructure services performance.

•                  Systems (includes systems hardware and operating systems software) — revenues of $2.0 billion, down 23.2 percent (down 23.3 percent adjusting for currency).  Revenue reflects z Systems product cycle dynamics; gross profit margin improved in both z Systems and Power.

•                  Global Financing (includes financing and used equipment sales) — revenues of $424 million, down 11.3 percent (down 10.0 percent adjusting for currency).

Year-To-Date 2016 Results

Diluted earnings per share from continuing operations were $4.69, down 22 percent compared to the 2015 period.  Net income from continuing operations for the six months ended June 30, 2016 was $4.5 billion compared with $5.9 billion in the year-ago period, a decrease of 24 percent.

Consolidated net income was $4.5 billion compared to $5.8 billion in the year-ago period.  Consolidated diluted earnings per share were $4.69 compared to $5.84, down 20 percent year to year. Revenues from continuing operations for the six-month period totaled $38.9 billion, a decrease of 4 percent (down 2 percent year to year, adjusting for currency) compared with $40.4 billion for the first six months of 2015.

Operating (non-GAAP) diluted earnings per share from continuing operations were $5.30 compared with $6.75 per diluted share for the 2015 period, a decrease of 21 percent.  Operating (non-GAAP) net income from continuing operations for the six months ended June 30, 2016 was $5.1 billion compared with $6.7 billion in the year-ago period, a decrease of 24 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/2q16.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:     IBM

Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015*	2016	2015*

REVENUE
Cognitive Solutions	$4,675	$4,516	$8,654	$8,564
Global Business Services	4,255	4,345	8,387	8,663
Technology Services & Cloud Platforms	8,857	8,898	17,280	17,452
Systems	1,950	2,541	3,626	4,683
Global Financing	424	478	834	939
Other	76	35	142	102
TOTAL REVENUE	20,238	20,813	38,923	40,403

GROSS PROFIT	9,702	10,390	18,388	19,842

GROSS PROFIT MARGIN
Cognitive Solutions	82.2%	85.7%	82.1%	85.1%
Global Business Services	26.3%	27.4%	26.1%	27.4%
Technology Services & Cloud Platforms	41.6%	42.2%	41.3%	42.1%
Systems	56.5%	56.5%	56.9%	55.7%
Global Financing	38.7%	44.7%	40.5%	47.1%

TOTAL GROSS PROFIT MARGIN	47.9%	49.9%	47.2%	49.1%

EXPENSE AND OTHER INCOME
S,G&A	5,349	5,179	11,361	10,541

R,D&E	1,465	1,300	2,923	2,598

Intellectual property and custom development income	(365)	(128)	(582)	(301)

Other (income) and expense	37	(301)	289	(444)

Interest expense	167	115	315	223

TOTAL EXPENSE AND OTHER INCOME	6,653	6,165	14,306	12,617

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,049	4,224	4,082	7,225
Pre-tax margin	15.1%	20.3%	10.5%	17.9%

Provision for / (Benefit) from income taxes	544	698	(439)	1,283
Effective tax rate	17.8%	16.5%	(10.8)%	17.8%

INCOME FROM CONTINUING OPERATIONS	$2,505	$3,526	$4,521	$5,942

DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	0	(77)	(3)	(165)

NET INCOME	$2,504	$3,449	$4,518	$5,777

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.61	$3.58	$4.69	$6.01
Discontinued Operations	$0.00	$(0.08)	$0.00	$(0.17)
TOTAL	$2.61	$3.50	$4.69	$5.84

Basic
Continuing Operations	$2.62	$3.59	$4.71	$6.03
Discontinued Operations	$0.00	$(0.08)	$0.00	$(0.17)
TOTAL	$2.62	$3.51	$4.71	$5.86

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	960.5	986.7	962.4	989.5
Basic	957.4	982.3	959.5	985.2

*Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2016	2015
ASSETS:

Current Assets:
Cash and cash equivalents	$10,017	$7,686
Marketable securities	600	508
Notes and accounts receivable - trade, net	8,782	8,333
Short-term financing receivables, net	16,635	19,020
Other accounts receivable, net	1,130	1,201
Inventory	1,685	1,551
Prepaid expenses and other current assets	4,676	4,205

Total Current Assets	43,524	42,504

Property, plant and equipment, net	11,092	10,727
Long-term financing receivables, net	9,267	10,013
Prepaid pension assets	2,957	1,734
Deferred taxes	4,387	4,822
Goodwill and intangibles, net	41,570	35,508
Investments and sundry assets	5,259	5,187

Total Assets	$118,056	$110,495

LIABILITIES:

Current Liabilities:
Taxes	$2,275	$2,847
Short-term debt	4,887	6,461
Accounts payable	5,484	6,028
Deferred income	11,508	11,021
Other liabilities	9,430	7,913

Total Current Liabilities	33,585	34,269

Long-term debt	39,638	33,428
Retirement related obligations	16,723	16,504
Deferred income	3,837	3,771
Other liabilities	8,385	8,099

Total Liabilities	102,167	96,071

EQUITY:

IBM Stockholders’ Equity:
Common stock	53,565	53,262
Retained earnings	148,071	146,124
Treasury stock — at cost	(157,298)	(155,518)
Accumulated other comprehensive income/(loss)	(28,604)	(29,607)
Total IBM stockholders’ equity	15,733	14,262

Noncontrolling interests	156	162

Total Equity	15,889	14,424

Total Liabilities and Equity	$118,056	$110,495

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(Dollars in Millions)	2016	2015	2016	2015

Net Cash Provided by Operating Activities per GAAP:	$3,443	$3,884	$9,088	$7,494

Less: change in Global Financing (GF)
Receivables	334	(392)	2,713	1,214
Capital Expenditures, Net	(979)	(906)	(1,949)	(1,830)

Free Cash Flow	2,130	3,369	4,426	4,450

Acquisitions	(2,815)	(560)	(5,405)	(708)
Divestitures	(12)	61	35	81
Dividends	(1,340)	(1,278)	(2,590)	(2,366)
Share Repurchase	(836)	(1,138)	(1,775)	(2,303)
Non-GF Debt	(810)	30	5,061	391
Other (includes GF Receivables, and GF Debt)	(570)	(528)	2,670	739

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(4,253)	$(43)	$2,421	$284

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(Dollars in Millions)	2016	2015	2016	2015

Net Income from Operations	$2,504	$3,449	$4,518	$5,777
Depreciation/Amortization of Intangibles	1,103	961	2,127	1,930
Stock-based Compensation	128	131	261	257
Working Capital / Other	(626)	(302)	(531)	(1,721)
Global Financing A/R	334	(392)	2,713	1,214
Loss on Microelectronics Business Disposal	0	37	0	37
Net Cash Provided by Operating Activities	$3,443	$3,884	$9,088	$7,494
Capital Expenditures, net of payments & proceeds	(979)	(906)	(1,949)	(1,830)
Divestitures, net of cash transferred	(12)	61	35	81
Acquisitions, net of cash acquired	(2,815)	(560)	(5,405)	(708)
Marketable Securities / Other Investments, net	(717)	(526)	769	1,086
Net Cash Used in Investing Activities	$(4,522)	$(1,931)	$(6,550)	$(1,371)
Debt, net of payments & proceeds	(1,035)	(212)	3,929	(1,522)
Dividends	(1,340)	(1,278)	(2,590)	(2,366)
Common Stock Repurchases	(836)	(1,138)	(1,775)	(2,303)
Common Stock Transactions - Other	55	59	115	221
Net Cash Used in Financing Activities	$(3,156)	$(2,568)	$(322)	$(5,970)
Effect of Exchange Rate changes on Cash	(103)	213	114	(236)
Net Change in Cash & Cash Equivalents	$(4,338)	$(402)	$2,330	$(83)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND - QUARTER 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,675	$4,255	$8,857	$1,950	$424
Internal	594	103	156	206	502
Total Segment Revenue	$5,269	$4,359	$9,013	$2,156	$926

Pre-tax Income / (Loss) from Continuing Operations	1,451	476	1,279	229	467

Pre-tax margin	27.5%	10.9%	14.2%	10.6%	50.5%

Change YTY Revenue - External	3.5%	(2.0)%	(0.5)%	(23.2)%	(11.3)%
Change YTY Revenue - External @constant currency	3.8%	(2.5)%	0.0%	(23.3)%	(10.0)%

	SECOND - QUARTER 2015*
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,516	$4,345	$8,898	$2,541	$478
Internal	532	130	173	189	704
Total Segment Revenue	$5,049	$4,475	$9,071	$2,730	$1,182

Pre-tax Income / (Loss) from Continuing Operations	1,825	643	1,414	538	613

Pre-tax margin	36.1%	14.4%	15.6%	19.7%	51.9%

* Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX - MONTHS 2016
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$8,654	$8,387	$17,280	$3,626	$834
Internal	1,262	216	321	418	988
Total Segment Revenue	$9,916	$8,603	$17,602	$4,044	$1,822

Pre-tax Income / (Loss) from Continuing Operations	2,465	665	1,537	218	853

Pre-tax margin	24.9%	7.7%	8.7%	5.4%	46.8%

Change YTY Revenue - External	1.1%	(3.2)%	(1.0)%	(22.6)%	(11.2)%
Change YTY Revenue - External @constant currency	2.2%	(2.4)%	0.9%	(22.1)%	(8.2)%

	SIX - MONTHS 2015*
	Cognitive Solutions &
	Industry Services
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$8,564	$8,663	$17,452	$4,683	$939
Internal	1,167	261	339	362	1,290
Total Segment Revenue	$9,731	$8,923	$17,791	$5,044	$2,229

Pre-tax Income / (Loss) from Continuing Operations	3,353	1,231	2,544	800	1,128

Pre-tax margin	34.5%	13.8%	14.3%	15.9%	50.6%

*  Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$9,702	$129	$81	$9,912
Gross Profit Margin	47.9%	0.6Pts	0.4Pts	49.0%
S,G&A	5,349	(159)	(75)	5,114
R,D&E	1,465	—	(7)	1,458
Other (Income) & Expense	37	—	—	37
Total Expense & Other (Income)	6,653	(159)	(83)	6,411
Pre-tax Income from Continuing Operations	3,049	289	163	3,501
Pre-tax Income Margin from Continuing Operations	15.1%	1.4Pts	0.8Pts	17.3%
Provision for Income Taxes***	544	82	39	665
Effective Tax Rate	17.8%	0.9Pts	0.3Pts	19.0%
Income from Continuing Operations	2,505	207	124	2,835
Income Margin from Continuing Operations	12.4%	1.0Pts	0.6Pts	14.0%
Diluted Earnings Per Share: Continuing Operations	$2.61	$0.21	$0.13	$2.95

	SECOND - QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$10,390	$88	$112	$10,590
Gross Profit Margin	49.9%	0.4Pts	0.5Pts	50.9%
S,G&A	5,179	(74)	(63)	5,042
R,D&E	1,300	—	(11)	1,289
Other (Income) & Expense	(301)	(5)	—	(306)
Total Expense & Other (Income)	6,165	(80)	(74)	6,012
Pre-tax Income from Continuing Operations	4,224	168	186	4,578
Pre-tax Income Margin from Continuing Operations	20.3%	0.8Pts	0.9Pts	22.0%
Provision for Income Taxes***	698	28	61	788
Effective Tax Rate	16.5%	0.0Pts	0.7Pts	17.2%
Income from Continuing Operations	3,526	140	124	3,790
Income Margin from Continuing Operations	16.9%	0.7Pts	0.6Pts	18.2%
Diluted Earnings Per Share: Continuing Operations	$3.58	$0.14	$0.12	$3.84

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX - MONTHS 2016
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$18,388	$241	$160	$18,789
Gross Profit Margin	47.2%	0.6Pts	0.4Pts	48.3%
S,G&A	11,361	(227)	(130)	11,004
R,D&E	2,923	—	(16)	2,907
Other (Income) & Expense	289	(6)	—	284
Total Expense & Other (Income)	14,306	(232)	(146)	13,928
Pre-tax Income from Continuing Operations	4,082	473	306	4,861
Pre-tax Income Margin from Continuing Operations	10.5%	1.2Pts	0.8Pts	12.5%
Provision for / (Benefit) from Income Taxes***	(439)	129	66	(244)
Effective Tax Rate	(10.8)%	3.9Pts	2.3Pts	(5.0)%
Income from Continuing Operations	4,521	345	239	5,105
Income Margin from Continuing Operations	11.6%	0.9Pts	0.6Pts	13.1%
Diluted Earnings Per Share: Continuing Operations	$4.69	$0.36	$0.25	$5.30

	SIX - MONTHS 2015
	CONTINUING OPERATIONS
		Acquisition-	Retirement-
		Related	Related	Operating
	GAAP	Adjustments*	Adjustments**	(Non-GAAP)
Gross Profit	$19,842	$179	$233	$20,253
Gross Profit Margin	49.1%	0.4Pts	0.6Pts	50.1%
S,G&A	10,541	(154)	(371)	10,017
R,D&E	2,598	—	(24)	2,574
Other (Income) & Expense	(444)	(5)	—	(450)
Total Expense & Other (Income)	12,617	(159)	(395)	12,063
Pre-Tax Income from Continuing Operations	7,225	338	627	8,190
Pre-tax Income Margin from Continuing Operations	17.9%	0.8Pts	1.6Pts	20.3%
Provision for Income Taxes***	1,283	56	170	1,510
Effective Tax Rate	17.8%	0.0Pts	0.7Pts	18.4%
Income from Continuing Operations	5,942	281	457	6,680
Income Margin from Continuing Operations	14.7%	0.7Pts	1.1Pts	16.5%
Diluted Earnings Per Share: Continuing Operations	$6.01	$0.28	$0.46	$6.75

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

*** Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

2016
EPS Guidance	Expectations

IBM GAAP EPS	at least $12.23
IBM Operating EPS (non-GAAP)	at least $13.50

Adjustments
Acquisition related charges *	$0.84
Non-Operating Retirement-Related Items	$0.43

* Includes acquisitions through June 30, 2016